SALE-LEASEBACK AGREEMENT


         THIS SALE-LEASEBACK AGREEMENT (this "Agreement") is made as of February 7, 1996, by and among FFCA ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, AMERIKING VIRGINIA CORPORATION I, a Delaware corporation ("AmerKing Virginia"), whose address is 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, and AMERIKING TENNESSEE CORPORATION I, a Delaware corporation ("AmerKing Tennessee"), whose address is 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154 (AmerKing Virginia and AmerKing Tennessee are referred to collectively as "Seller").

                            PRELIMINARY STATEMENT:

         Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Seller owns or has an option or right to purchase the Premises. Buyer desires to purchase the Premises and lease the same to Seller pursuant to the Leases.

                                  AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

         "Closing" shall have the meaning set forth in Section 5.

         "Closing Date" means the date specified as the closing date in
Section 5.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Commitment" means that certain Commitment Letter dated January 3, 1996 between Buyer and Seller with respect to the transaction described in this Agreement, and any amendments or supplements thereto.

         "Counsel" means legal counsel to Seller and Guarantor licensed in the state(s) in which (i) the Premises are located, (ii) Seller and/or Guarantor are incorporated or formed and (iii) Seller and/or










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Guarantor maintain principal places of business or reside, as selected by
Seller and Guarantor, as the case may be, and approved by Buyer.

         "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium, including, without limitation, Hazardous Materials, comprising or surrounding the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Seller or Buyer by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Seller's business and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

         "Environmental Laws" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, agreements and similar items, of or with any and all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation:

                  (i) all requirements, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threatened Releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

                  (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

         "Environmental Reports" means those certain Phase I and Phase II environmental reports, as applicable, prepared by ENSR Consulting and Engineering for the Premises as contemplated by Section 11.F.

         "Fee" means an underwriting, site assessment, valuation and processing fee equal to $159,522. Seller paid Buyer $100,000 toward the Fee at the time of Seller's execution of the Commitment; the balance of the Fee will be paid by Seller to Buyer at the Closing.

         "Franchisor" means Burger King Corporation, a Florida corporation, or its successor.

         "Guarantor" means National Restaurant Enterprises, Inc., a Delaware corporation.






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         "Guaranties" means an unconditional guaranty of payment and performance in the form attached hereto as Exhibit C to be executed by Guarantor for each of the Premises.

         "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any federal, state or local statute, law, code or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49
U.S.C. Sections 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

         "Leases" means the lease agreements between Buyer, as lessor, and AmerKing Virginia, as lessee, for each of the Premises for which the "Lessee" on Exhibit A is AmerKing Virginia, and between Buyer, as lessor, and AmerKing Tennessee, as lessee, for each of the Premises for which the "Lessee" on Exhibit A is AmerKing Tennessee, each substantially in the form attached hereto as Exhibit B.

         "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), business, prospects, results of operations or assets of AmerKing Virginia, AmerKing Tennessee and/or Guarantor, (ii) a Premises and/or (iii) the ability of AmerKing Virginia or AmerKing Tennessee, as applicable, to operate a Premises consistent with the terms and conditions of the corresponding Lease.

         "Non-Foreign Seller Certificate" means the certificate delivered by, or caused to be delivered by, AmerKing Virginia or AmerKing Tennessee, as applicable, prior to or on the Closing Date in the form attached hereto as Exhibit D.

         "Operative Documents" means this Agreement, the Leases, the Guaranties and all other documents executed and delivered by Seller pursuant to this Agreement.

         "Permitted Exceptions" means those exceptions to title approved in writing by Buyer pursuant to Section 11.





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         "Premises" means, individually or collectively, the real property located at the addresses listed in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now located thereon (whether or not affixed to such real estate).

         "Purchase Price" means the amount specified in Section 3.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises.

         "State" means the State of North Carolina, Tennessee or Virginia, as applicable.

         "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

         "Title Company" means the title insurance company described in
Section 6.

         2. TRANSACTION. On the terms and subject to the conditions set forth herein, Seller shall sell, or cause to be conveyed, and Buyer shall purchase the Premises, Buyer shall lease the Premises to AmerKing Virginia and AmerKing Tennessee, respectively, pursuant to the Leases, and Guarantor shall execute the Guaranties. The sale and purchase of the Premises pursuant to this Agreement and the lease of the Premises to AmerKing Virginia and AmerKing Tennessee, respectively, pursuant to the Leases are not severable and shall be considered a single integrated transaction.

         3. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller or as directed by Seller for the Premises (collectively for all of the Premises, the "Purchase Price") shall be $16,032,000, allocated among the Premises as set forth on the attached Exhibit A. The Purchase Price shall be paid at the Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.

         4. UNDERWRITING, SITE ASSESSMENT, VALUATION AND PROCESSING FEE. The portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment was deemed fully earned upon Buyer's receipt of such payment and is nonrefundable. The balance of the Fee paid at the Closing shall be deemed fully earned upon Buyer's receipt and will be nonrefundable at that time. At the Closing, the Fee shall be applied by Buyer in payment of (i) the customary fees and expenses of Buyer's attorneys and (ii) Buyer's in-house site inspection and valuation costs and fees. Buyer agrees that in no event shall the sum of the preceding items (i) and (ii) exceed the amount of the Fee. The balance of the Fee remaining after payment of such fees, expenses and costs constitutes Buyer's underwriting, site assessment, valuation and processing fee. In the event the transaction set forth in





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this Agreement fails to close due to a breach or default by Seller under this
Agreement, Buyer shall retain the portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment as liquidated damages.

         5. CLOSING DATE. The purchase and sale of the Premises shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained herein, but in no event shall the date of the Closing be extended beyond February 15, 1996 (the "Closing Date"), and any such extension shall not be effective unless approved by Buyer in its sole discretion.

         6. CLOSING. Buyer has ordered a title insurance commitment from Lawyers Title Insurance Corporation ("Title Company") for each of the Premises. Prior to the Closing Date, the parties hereto shall deposit with Title Company those Closing documents which will be recorded or filed, as applicable, in the appropriate governmental offices (the "Recorded Documents"), and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the Recorded Documents to be recorded or filed, as applicable, and the moneys deposited by or on behalf of Seller and/or Buyer with Title Company to be disbursed, unless and until it has received written instructions from Buyer and Seller to do so. Except for the fees, expenses and costs to be paid from the Fee by Buyer pursuant to Section 4, all costs of such transaction shall be borne by Seller, or Seller shall cause such costs to be paid by one or more of the entities with whom Seller has contracted to purchase the Premises (the "C&N Entities"), including, without limitation, the cost of title insurance, the attorneys' fees of Seller, extraordinary attorneys' fees of Buyer (due to extended document negotiations and/or revisions and/or extraordinary closing issues), the cost of the survey, stamp taxes, transfer fees and escrow and recording fees. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date, as well as such taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 11.D, shall be paid by Seller at or prior to the Closing; and all other taxes and assessments shall be paid by Seller in its capacity as lessee under the Leases in accordance with the terms of the Leases. The Closing documents shall be dated as of the Closing Date.

         At the Closing:

                  (i) Seller and Buyer shall execute and deliver, or cause to be executed and delivered, the Closing documents (provided Seller and Buyer shall only deliver to Title Company the Recorded Documents);

                  (ii) Seller shall wire transfer, or cause to be wire transferred to Title Company, the Closing costs it is obligated to pay as contemplated by this Agreement and as set forth on the Settlement Statement to be prepared by Title Company and approved by Seller and Buyer for the Closing (the "Settlement Statement"), or such costs shall be offset against the Purchase Price; and






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                  (iii) Buyer shall wire transfer the Purchase Price to
Title Company.

At the direction of Seller and Buyer, Title Company shall disburse the foregoing funds to the appropriate entities and persons set forth on the Settlement Statement and record and file, as applicable, the Recorded Documents. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and/or funds, after deducting therefrom its charges and expenses and attorneys' fees incurred in connection with any such action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Section are being made to induce Seller to enter into this Agreement and consummate the transactions contemplated herein, and Seller has relied, and will continue to rely, upon such representations and warranties. Buyer represents and warrants to Seller as follows:

                  A. Organization of Buyer. Buyer has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement.

                  B. Authority of Buyer. The person who has executed this Agreement on behalf of Buyer is duly authorized so to do.

                  C. Enforceability. Upon execution by Buyer, this Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         All representations and warranties of Buyer made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date.

         8. REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained in this Section are being made to induce Buyer to enter into this Agreement and consummate the transactions contemplated herein, and Buyer has relied, and will continue to rely, upon such representations and warranties. Each of AmerKing Virginia and AmerKing Tennessee represents and warrants to Buyer as follows:

                  A. Information and Financial Statements. AmerKing Virginia and AmerKing Tennessee have delivered to Buyer projected financial statements with respect to their operation of the Premises subsequent to Closing, and Guarantor has delivered to Buyer





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         financial statements for 1994 which were audited and unaudited financial statements for the interim quarterly periods and certain other information concerning Guarantor. The financial statements and other information delivered by Seller and Guarantor are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to Buyer since the date such financial statements and other information were prepared or delivered to Buyer. Seller understands that Buyer is relying upon such financial statements and information and Seller represents that such reliance is reasonable. Guarantor's audited financial statements (other than interims) were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Closing Date, the financial condition of Guarantor.

                  B. Organization and Authority of Seller. (i) Each of AmerKing Virginia and AmerKing Tennessee is a corporation duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified as a foreign corporation to do business in the States and in any jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

                  (ii) The persons who have executed this Agreement on behalf of Seller are duly authorized so to do.

                  C. Enforceability of Documents. Upon execution by AmerKing Virginia and AmerKing Tennessee, respectively, or Guarantor, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of AmerKing Virginia, AmerKing Tennessee and Guarantor, respectively, enforceable against AmerKing Virginia, AmerKing Tennessee and Guarantor in accordance with their respective terms.

                  D. Litigation. There are no suits, actions, proceedings or investigations pending or, to the best knowledge of AmerKing Virginia and AmerKing Tennessee, after due inquiry, threatened, against or involving AmerKing Virginia, AmerKing Tennessee, Guarantor or the Premises before any court, arbitrator, or administrative or governmental body which are reasonably likely to have a Material Adverse Effect.

                  E. Absence of Breaches or Defaults. AmerKing Virginia, AmerKing Tennessee and/or Guarantor are not, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result in any breach or default under any other document, instrument or agreement to which AmerKing Virginia, AmerKing Tennessee and/or Guarantor are a party or by which AmerKing Virginia, AmerKing Tennessee, Guarantor, the Premises or any of the property of AmerKing Virginia, AmerKing Tennessee or Guarantor is subject or bound, except as could





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         not reasonably be expected to have a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order, except as would not have a Material Adverse Effect.

                  F. Franchisor Provisions. On or before the Closing Date, AmerKing Virginia, AmerKing Tennessee or Guarantor, as applicable, will have entered into a franchise, license and/or area development agreement with Franchisor for the conduct of business at each of the Premises. Such franchise, license and/or area development agreements will be in full force and effect, will permit AmerKing Virginia or AmerKing Tennessee, as applicable, to operate a Franchisor's restaurant on each of the Premises and each will have a term which will not expire prior to the date set forth on the attached Schedule I.

                  G. Utilities. At the Closing Date, the Premises will be served by ample public utilities to permit full utilization of the Premises for their intended purpose and, to the best knowledge of Seller, after due inquiry, all utility connection fees and use charges will have been paid in full.

                  H. Intended Use and Zoning; Compliance With Laws. Seller intends to use each of the Premises, or cause each of the Premises to be used, solely for the operation of a restaurant pursuant to a franchise, license and/or area development agreement with Franchisor, and related ingress, egress and parking, and for no other purposes; provided, however, with respect to the Premises located at 100 Market Street, Emporia, Virginia (Burger King Store Number 6600), such Premises may, in addition to being operated as a Burger King restaurant, also be used as a Citgo station. Such intended use will not violate any zoning or other governmental requirement applicable to the Premises. The Premises comply fully with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the State and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990.

                  I. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Seller's knowledge, after due inquiry, are contemplated. To the best of Seller's knowledge, after due inquiry, the area where the Premises are located has not been declared blighted by any governmental authority. To the best of Seller's knowledge, after due inquiry, the Premises and/or the real property bordering the Premises are not designated by any applicable federal, state and/or local governmental authority as wetlands.

                  J. Licenses and Permits; Access. On or prior to the Closing Date, Seller shall have all required licenses and permits, both governmental and private, to use and operate the





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         Premises and the equipment located thereon in the intended manner, except to the extent that the failure to obtain such licenses or permits could not reasonably be expected to have a Material Adverse Effect. There are adequate rights of access to public roads and ways available to the Premises to permit full utilization of the Premises for their intended purpose and all such public roads and ways have been completed and dedicated to public use, except as would not have a Material Adverse Effect.

                  K. Environmental. Seller is familiar with the present use of the Premises and based upon the Environmental Reports Seller has become familiar with the prior uses of the Premises. To the best of Seller's knowledge, after due inquiry, except as disclosed in the Environmental Reports and/or which could not reasonably be expected to have a Material Adverse Effect, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on the Premises, except in compliance with all applicable Environmental Laws. To the best of Seller's knowledge, after due inquiry, no Release or Threatened Release has occurred at or on the Premises except as disclosed in the Environmental Reports and/or which could not reasonably be expected to have a Material Adverse Effect. To the best of Seller's knowledge, after due inquiry, the activities, operations and business undertaken on, at or about the Premises, including, but not limited to, any past or ongoing alterations or improvements at the Premises, are and have been at all times, in compliance with all Environmental Laws, except as disclosed in the Environmental Reports or which could not reasonably be expected to have a Material Adverse Effect. To the best of Seller's knowledge, after due inquiry, no further action is required to remedy any Environmental Condition or violation of, or to be in full compliance with, any Environmental Laws, and no lien has been imposed on the Premises in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off the Premises, except as disclosed in the Environmental Reports and/or which could not reasonably be expected to have a Material Adverse Effect.

                  Except as disclosed in the Environmental Reports and/or which would not have a Material Adverse Effect, there is no pending or, to the best of Seller's knowledge, after due inquiry, threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at the Premises of any Hazardous Materials, or of any facts which would give rise to any such action, nor has Seller (a) received any notice (and Seller has no actual or constructive knowledge) that any governmental or quasi-governmental authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with the Premises or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials on or at the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous





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         Materials at or on the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

                  L. Title to Premises. Title to each of the Premises is vested in AmerKing Virginia or AmerKing Tennessee, as applicable, or AmerKing Virginia or AmerKing Tennessee, as applicable, has an option or right to acquire the Premises. Upon Closing, title to the Premises shall be vested in Buyer, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions.

                  M. No Reliance. Seller acknowledges that Buyer is not affiliated with, and has no business relationship with, Franchisor, other than landlord/tenant and/or creditor/debtor relationships unrelated to the transaction set forth in this Agreement, that Buyer did not prepare or assist in the preparation of any of the projected financial figures used by Seller in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement, and that, other than this Agreement, Seller has not relied on any report or statement by Buyer in entering into this Agreement.

All representations and warranties of Seller made in this Agreement are made only as of the Closing Date, although Buyer shall be entitled to rely on the accuracy and completeness of such representations and warranties subsequent to the Closing.

         9. COVENANT AND AGREEMENT OF SELLER. From the date of the Commitment through the Closing Date, Seller shall, at all reasonable times, (i) provide Buyer and Buyer's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of Seller, all engineering reports relating to the Premises in the possession of Seller, the files and correspondence relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as Buyer considers necessary.

         10. TRANSACTION CHARACTERIZATION. A. It is the intent of the parties that the conveyance of the Premises to Buyer be an absolute conveyance in effect as well as form, and the instruments of conveyance to be delivered at Closing are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance or financing or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of AmerKing Virginia and AmerKing Tennessee. After the execution and delivery of the general warranty deeds described in Section 11, AmerKing Virginia and AmerKing Tennessee will have no legal or equitable interest or any other claim or interest in the Premises other than as set forth in the Leases. Furthermore, the





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parties intend for the Leases to be true leases and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Leases are those of true leases. Notwithstanding the existence of the Leases, neither party shall contest the validity, enforceability or characterization of the sale and purchase of the Premises by Buyer pursuant to this Agreement as an absolute conveyance, and both parties shall support the intent expressed herein that the purchase of the Premises by Buyer pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         B. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of AmerKing Virginia and AmerKing Tennessee and may not be assumed over the objection of Buyer in the event AmerKing Virginia or AmerKing Tennessee becomes a debtor or debtor in possession in any bankruptcy proceeding. The financial accommodation made through this Agreement is Buyer's acquisition of the Premises for the purpose of leasing such Premises to AmerKing Virginia and AmerKing Tennessee, respectively, pursuant to true leases.

         11. CONDITIONS OF CLOSING. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                  A. Title; Assignment of Representations and Warranties. AmerKing Virginia and AmerKing Tennessee, respectively, shall convey, or cause to be conveyed, each of the Premises to Buyer by a special warranty deed, free of all liens, encumbrances, restrictions, encroachments and easements, except as otherwise specifically provided herein or agreed to in writing by Buyer ("Permitted Exceptions"). If Buyer acquires the Premises from a person or entity other than AmerKing Virginia or AmerKing Tennessee, AmerKing Virginia or AmerKing Tennessee shall, at Buyer's election, assign to Buyer by an assignment satisfactory in form and substance to Buyer (including, without limitation, all required consents) all representations, warranties, covenants, indemnities and agreements made by such person or entity to AmerKing Virginia or AmerKing Tennessee under the agreement pursuant to which AmerKing Virginia or AmerKing Tennessee shall cause the Premises to be conveyed to Buyer.

                  B. Condition of Premises. Prior to the Closing Date Buyer shall have inspected and approved the Premises.

                  C. Guaranties. Seller shall cause to be delivered to Buyer the Guaranties executed by Guarantor.

                  D. Evidence of Title. Buyer shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises are located) issued by Title Company showing good and marketable title in AmerKing Virginia or AmerKing Tennessee, as applicable, committing to insure Buyer's fee simple ownership in each of the Premises subject only to Permitted Exceptions and containing such endorsements as Buyer may reasonably require, including, without limitation, a mechanics lien endorsement.

                  E. Survey. Buyer shall have received a current ALTA survey of each of the Premises, the form and substance of which shall be satisfactory to Buyer in its reasonable discretion.

                  F. Environmental. Buyer shall have received a Phase I environmental report with respect to each of the Premises (and a Phase II environmental report, if necessary, as determined by Buyer in its reasonable discretion), the form, substance and conclusions of which shall be satisfactory to Buyer in its reasonable discretion.

                  G. Compliance With Representations, Warranties and Covenants; Certification. (i) All obligations of Seller under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which, would upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Leases, the Guaranties, the franchise, license and/or area development agreements with Franchisor (following the delivery of a notice to Lessee of such breach or default and the failure of Lessee to cure such breach or default during the applicable cure period), or any other agreement between or among Buyer, AmerKing Virginia, AmerKing Tennessee or Franchisor pertaining to the subject matter hereof other than in each case which could not reasonably be expected to have a Material Adverse Effect. No event shall have occurred or condition shall exist or information shall have been disclosed by AmerKing Virginia or AmerKing Tennessee or discovered by Buyer which has had or could reasonably be expected to have a Material Adverse Effect or which could materially effect Buyer's willingness to consummate the transaction contemplated by this Agreement, as determined by Buyer in its reasonable discretion.

                  (ii) Each of AmerKing Virginia, AmerKing Tennessee and Guarantor shall have delivered to Buyer a certificate dated as of the Closing Date certifying that (a) all representations and warranties of AmerKing Virginia and AmerKing Tennessee under this Agreement are true, correct and complete as of such date, (b) AmerKing Virginia and AmerKing Tennessee have performed all of their obligations under this Agreement required to be performed on or prior to the Closing Date, and (c) all documents and information required to be delivered to Buyer by AmerKing Virginia, AmerKing Tennessee and Guarantor under this Agreement, including, without limitation, the franchise, license and/or area development agreements and financial statements, are true, correct and complete as of such date, and that there have been no amendments to such documents or material changes to such information not disclosed in writing to Buyer.

                  H. Proof of Insurance. Seller shall have delivered to Buyer evidence satisfactory to Buyer in its reasonable discretion showing that all insurance policies required by the Leases are in full force and effect.

                  I. Opinion of Counsel to Seller and Guarantor. AmerKing Virginia, AmerKing Tennessee and Guarantor shall have caused Counsel to prepare and deliver one or more opinions substantially in the form attached hereto as Exhibit E.

                  J. Franchise Agreement. Buyer shall have received a certificate from Franchisor substantially in the form attached hereto as Exhibit F.

                  K. Closing Documents. At or prior to the Closing Date, Buyer, AmerKing Virginia and/or AmerKing Tennessee, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or Buyer, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as Buyer may require in form reasonably acceptable to Buyer, including, without limitation, the following:

                      (i)      Special Warranty Deeds;
                      (ii)     Leases;
                      (iii)    Memoranda of Lease;
                      (iv)     Guaranties;
                      (v)      Franchisor's Certificate;
                      (vi)     Proof of Insurance;
                      (vii)    Opinion(s) of Counsel to Seller and Guarantor;
                      (viii)   Certificate of Seller and Guarantor;
                      (ix)     Non-Foreign Seller Certificates; and
                      (x)      UCC-1 Financing Statements.

Upon fulfillment or waiver of all of the above conditions, Buyer shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

         12. BREACH AND REMEDIES. A. Each of the following shall be deemed a breach of this Agreement by Seller:

                  (i) If any material representation or warranty of AmerKing Virginia and/or AmerKing Tennessee is false when made at Closing Date;

                  (ii) If AmerKing Virginia and/or AmerKing Tennessee fails to keep or perform any of the terms or provisions of this Agreement or if any condition precedent is not satisfied by AmerKing Virginia and/or AmerKing Tennessee at or prior to the Closing Date; or

                  (iii) If AmerKing Virginia, AmerKing Tennessee or Guarantor is or becomes insolvent within the meaning of the Code, files or notifies Buyer that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

         B. In the event of any breach, Buyer shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                  (i) To terminate this Agreement by giving written notice to AmerKing Virginia and/or AmerKing Tennessee in which case neither party shall have any further obligation or liability, except such liabilities as AmerKing Virginia and/or AmerKing Tennessee may have for such breach;

                  (ii) To proceed with the Closing and direct Title Company, on or prior to the Closing Date, to apply such portion of the Purchase Price as Buyer may deem necessary to cure any such breach;

                  (iii) To bring an action for damages against AmerKing Virginia and/or AmerKing Tennessee, which, in the event Buyer proceeds to close, may include an amount equal to the difference between the value of the Premises as conveyed to Buyer and the value the Premises would have had if all material representations and warranties of AmerKing Virginia and AmerKing Tennessee were true and AmerKing Virginia and AmerKing Tennessee had complied with all of its obligations;

                  (iv) To bring an action to require AmerKing Virginia and/or AmerKing Tennessee specifically to perform its obligations hereunder; and/or

                  (v) To recover from AmerKing Virginia and/or AmerKing Tennessee all expenses, including attorneys' fees, paid or incurred by Buyer as a result of such breach.

         13. ASSIGNMENTS. A. Buyer may assign in whole or in part its rights under this Agreement and the Operative Documents as contemplated by the Lease, provided that, the assignee unconditionally assumes Buyer's liabilities under the Operative Documents assigned accruing subsequent to such assignment.

         B. AmerKing Virginia and AmerKing Tennessee shall not, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of AmerKing Virginia's or AmerKing Tennessee's rights under this Agreement or any interest in AmerKing Virginia or AmerKing Tennessee, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or a transfer, except, subsequent to the Closing, as expressly permitted by the Leases; provided, however, Seller may grant a leasehold mortgage on Seller's leasehold interests under each Lease to The First National Bank of Boston pursuant to a form of leasehold mortgage approved by Buyer prior to the Closing, which approval shall not be unreasonably withheld or delayed.

         14. INDEMNITY. AmerKing Virginia and AmerKing Tennessee agree to indemnify, protect, hold harmless and defend Buyer and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, Buyer's reasonable attorneys' fees and consequential damages, arising as the result of an Environmental Condition and/or a breach, as of the Closing Date, of any of the representations and warranties of AmerKing Virginia, AmerKing Tennessee and/or Guarantor expressly set forth in any of the Operative Documents. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any damages incurred with respect to any engineering, governmental inspection and attorneys' fees and expenses that the Indemnified Parties may incur by reason of any Environmental Condition and/or any representation or warranty set forth in Section 8.L being false, or by reason of any investigation or claim of any governmental agency in connection therewith.

         15.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or
         (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or
         (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to AmerKing Virginia or AmerKing Tennessee:

                          2215 Enterprise Drive
                          Suite 1502
                          Westchester, Illinois 60154
                          Attention:        Lawrence E. Jaro and Joel Aaseby
                          Telephone:        (708) 947-2150
                          Telecopy:         (708) 947-2161
                  with a copy to:   A. Richard Caputo, Jr.
                                    The Jordan Company
                                    9 West 57th Street
                                    40th Floor
                                    New York, New York 10019
                                    Telephone:        (212) 572-0823
                                    Telecopy:         (212) 755-5263

                  If to Buyer:      Dennis L. Ruben, Esq.
                                    Senior Vice President and General Counsel
                                    FFCA Acquisition Corporation
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telephone: (602) 585-4500
                                    Telecopy:  (602) 585-2226

                  B. Risk of Loss. Seller shall assume the risk of loss, damage or destruction of the Premises or any part thereof prior to the Closing Date.

                  C. Condemnation. Prior to the Closing, in the event of a taking of all or any part of the Premises, Buyer at its sole option shall have the right to either (i) receive the proceeds of any condemnation award and proceed to close this transaction or (ii) terminate this Agreement.

                  D. Real Estate Commission. Buyer and Seller represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. Buyer and Seller shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  E. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  F. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  G. Buyer's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Seller and Buyer, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Buyer and Seller, with respect to any of the terms, covenants and conditions of this Agreement, (ii) Seller and Buyer each waives all claims, demands and causes of action against the officers, directors, employees and agents of the other in the event of any breach by the other of any of the terms, covenants and conditions of this Agreement to be performed by Seller or Buyer, as applicable, and (iii) Seller and Buyer shall look solely to the assets of the other for the satisfaction of each and every remedy of Seller and Buyer, as applicable, in the event of any breach by the other of any of the terms, covenants and conditions of this Agreement to be performed by Seller and Buyer, as applicable, such exculpation of liability to be absolute and without any exception whatsoever; provided, however, the foregoing shall not limit any claims, demands and causes of action Buyer may have against the shareholders, directors, officers and employees of Seller as a result of fraud or intentional misconduct on the part of Seller and/or its shareholders, directors, officers and employees.

                  H. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  I. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Buyer were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  J. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

                  K. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

                  L. Entire Agreement. This Agreement, together with any other certificates, instruments or agreements to be delivered hereunder, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Buyer with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Seller and Buyer the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in the Commitment.

                  M. Recording. At the election of Buyer, this Agreement may be recorded in the appropriate governmental office so as to impart constructive notice of the terms and provisions hereof.

                  N. Forum Selection; Jurisdiction; Venue; Choice of Law. Seller acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by Buyer in the State of Arizona and delivered by Seller in the State of Arizona, all payments under the Leases will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Seller consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Seller waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the State shall be deemed to apply. Nothing contained in this Section shall limit or restrict the right of Buyer to commence any proceeding in the federal or the state courts located in the State to the extent Buyer deems such proceeding necessary or advisable to exercise remedies available under the Agreement.

                  O. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  P. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

                  Q. Survival. Except for the conditions of Closing set forth in Sections 3 and 11, which shall be satisfied or waived as of the Closing Date, all obligations and indemnities of Seller and Buyer set forth in this Agreement shall survive the Closing.

                  R. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF BUYER AND SELLER, SELLER'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM BUYER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY SELLER AGAINST BUYER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY SELLER OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date first above written.

                                      BUYER:

                                      FFCA ACQUISITION CORPORATION, a
                                      Delaware corporation


                                      By
                                        -----------------------------------
                                      Printed Name
                                                  -------------------------
                                      Its
                                         ----------------------------------


                                      SELLER:

ATTEST:                               AMERIKING VIRGINIA CORPORATION
                                      I, a Delaware corporation


By                                    By
  ---------------------------------     -----------------------------------
Printed Name                          Printed Name
            -----------------------               -------------------------
Its                                   Its
   --------------------------------      ----------------------------------


ATTEST:                               AMERIKING TENNESSEE
                                      CORPORATION I, a Delaware corporation


By                                    By
  ---------------------------------     -----------------------------------
Printed Name                          Printed Name
            -----------------------               -------------------------
Its                                   Its
   --------------------------------      ----------------------------------

STATE OF NEW YORK                           ]
                                            ] SS.
COUNTY OF NEW YORK                  ]

         The foregoing instrument was acknowledged before me on February    ,
1996 by          ,                 of FFCA Acquisition Corporation, a Delaware
corporation, on behalf of the corporation.





                                             ---------------------------------
                                                 Notary Public

My Commission Expires:


- ---------------------------------




STATE OF NEW YORK                           ]
                                            ] SS.
COUNTY OF NEW YORK                  ]

         The foregoing instrument was acknowledged before me on February     ,
1996 by           ,           and           ,            of Ameriking Virginia
Corporation I, a Delaware corporation, on behalf of the corporation.



                                             ---------------------------------
                                                 Notary Public

My Commission Expires:


- ---------------------------------

STATE OF NEW YORK                           ]
                                            ] SS.
COUNTY OF NEW YORK                  ]

         The foregoing instrument was acknowledged before me on February     ,
1996 by           ,           and           ,           of Ameriking Tennessee
Corporation I, a Delaware corporation, on behalf of the corporation.



                                             ---------------------------------
                                                 Notary Public

My Commission Expires:


- ---------------------------------

                                   EXHIBIT A

                 ADDRESSES OF PREMISES; DESIGNATION OF LESSEE;
                           PURCHASE PRICE ALLOCATION

                                   EXHIBIT B

                                 FORM OF LEASE

                                   EXHIBIT C

                               FORM OF GUARANTY

                                   EXHIBIT D

                        NON-FOREIGN SELLER CERTIFICATE

                                   EXHIBIT E

                                FORM OF OPINION

                                   EXHIBIT F

                        FORM OF FRANCHISOR CERTIFICATE

                                  SCHEDULE I

                     FRANCHISE AGREEMENT EXPIRATION DATES